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EXHIBIT 99(a)

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. § 1350

        I, J. M. Haggar, III, Chief Executive Officer of Haggar Corp. (the "Company"), hereby certify that the accompanying report on Form 10-K for the fiscal year ended September 30, 2002, and filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended. I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. M. Haggar, III J. M. Haggar, III Date: January 28, 2003

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  EXHIBIT 99(a)
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. § 1350